Exhibit 10.3

KKR FINANCIAL HOLDINGS LLC

NON-EMPLOYEE DIRECTORS’

DEFERRED COMPENSATION AND SHARE AWARD PLAN

(As Amended and Restated Effective May 4, 2007)

PURPOSE

The purpose of this KKR Financial Holdings LLC Non-Employee Directors’ Deferred Compensation and Share Award Plan is to provide individuals who are not employees of KKR Financial Holdings LLC or its Affiliates who serve as members of the Board (as defined below) an opportunity to defer payment of all or a portion of their Fees (as defined below), to receive current payment of all or a portion of their Fees in Shares (as defined below) and to defer the receipt of all or a portion of their Director Shares (as defined below) in accordance with the terms and conditions set forth herein.  This Plan is a continuation of the KKR Financial Corp. Non-Employee Directors’ Deferred Compensation and Stock Award Plan (the “Stock Award Plan”), which has been assumed by the Company pursuant to the restructuring of KKR Financial Corp. and its affiliates and amended and restated as set forth herein.

ARTICLE I

DEFINITIONS

1.1           “Affiliate” means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or a Member of the Company has an interest.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto), which shall in any event include having the power to vote (or cause to be voted) pursuant to contract, irrevocable proxy or otherwise, and which, for purposes of the calculation under clause (iii) of the definition of Change in Control, shall be deemed to include shares that any such Person or Group has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

1.4           “Change in Control” means the occurrence of any of the following events:

(i) Member approval of the complete liquidation or dissolution of the Company;

(ii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group; provided, however, that the sale of all the capital stock of KKR Financial Corp. or the conveyance, transfer or lease by KKR Financial Corp. of any or all of its properties and assets shall not constitute a Change in Control;

(iii) (A) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting shares of the Company or (B) a merger, consolidation or statutory share exchange, in either case following which the Company’s Members immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity (which surviving or resulting entity shall be deemed to include, without limitation, any corporation or other entity which as a result of the applicable transaction owns the Company either directly or indirectly);

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the Members of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(v) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event a Change in Control has effectively occurred;

provided, however, in the case of clauses (i)-(v), a Change in Control shall not result from a transaction between the Company and the Manager or an Affiliate of the Manager, from a termination of the Management Agreement for “cause” (as such term is defined in the Management Agreement) or from any transaction that is not a change in control event within the meaning of Section 409A of the Code.

1.5           “Code” means the Internal Revenue Code of 1986, as amended, from time tot time, including regulations thereunder (and successor provisions and regulations thereto).

1.6           “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board.

1.7           “Company” means KKR Financial Holdings LLC, a Delaware limited liability company.

1.8           “Director” means a member of the Board who is not an employee of the Company or any of its Affiliates.

1.9           “Director Shares” means restricted shares granted to Directors under the Share Incentive Plan for their service on the Board.

1.10         “Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

1.11         “Fees” means amounts (including any annual retainer, which is generally payable in quarterly installments in cash, or upon the election of a Director, in Shares) earned for serving as a member of the Board or any Committee.

1.12         “Group” means a “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

1.13         “Management Agreement” means the Amended and Restated Management Agreement between the Company and the Manager, dated as of August 12, 2004, and amended May 4, 2007, as the same may be amended from time to time.

1.14         “Manager” means KKR Financial Advisors LLC or any successor or assign.

1.15         “Member” means, as of any date, any holder of Shares, as of such date.

1.16         “Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

1.17         “Plan” means this KKR Financial Holdings LLC Non-Employee Directors’ Deferred Compensation and Share Award Plan, as it may be amended from time to time.

1.18         “Shares” means the common shares of the Company, par value $0.01 per share.

1.19         “Share Incentive Plan” means the 2007 Share Incentive Plan for KKR Financial Holdings LLC.

1.20         “Share Account” means the account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to defer Fees or Director Shares pursuant to Article II hereof.

1.21         “Year” shall mean calendar year.

1.22         “He”, “Him” or “His” shall apply equally to male and female members of the Board.

ARTICLE II

ELECTION TO DEFER

2.1           A Director may elect, on or before December 31 of any Year, to irrevocably defer payment of all or a specified part of all Fees or Director Shares earned during the Year following the Year in which such election is made and succeeding Years (until the Director ceases to be a Director or elects (in writing) to change such election); provided, however, that a Director may elect to defer any Director Shares granted in 2007 with an initial vesting date occurring at least 12 months after the date of grant by submitting an election prior to the date on which such Director Shares are granted.  In addition, any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31 or otherwise an employee of the Company who participated in any other deferred compensation plan of the Company, may elect, before the Director’s term begins (but in no event later than thirty (30) days after the date such person first becomes eligible to participate in this Plan), to defer payment of all or a specified part of such Fees or Director Shares earned during the remainder of such Year and for succeeding Years.  Any Fees or Director Shares deferred pursuant to this Section 2.1 shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof.

2.2           The election to participate in the deferred compensation portion of the Plan shall be designated by submitting a letter in the form attached hereto as Appendix A (the “Election Form”) to the Secretary or Assistant Secretary of the Company; provided, however, that the Election Form used to defer Director Shares granted in 2007 is attached hereto as Appendix B.

2.3           The deferral election shall continue from Year to Year unless the Director changes such election by written request delivered to the Secretary or Assistant Secretary of the Company by no later than December 31 of the Year prior to the commencement of the Year for which such changed election shall be effective.  If the Director amends his existing election to defer Fees in order to receive Fees on a current basis or if the Director amends his existing election to defer Director Shares in order to receive Director Shares at the time of vesting, such Director may not subsequently re-elect to defer payment of Fees or Director Shares for at least one (1) Year.

ARTICLE III

DEFERRED COMPENSATION ACCOUNTS

3.1           The Company shall maintain separate accounts on its books and records for the Fees and Director Shares deferred by each Director, based on the elections each Director has made.

3.2           If a Director has elected to defer a portion of his Fees, the Company shall credit, on the tenth business day after the Company announces its quarterly results, an account (the “Share Account”) established for each Director with the number of hypothetical Shares equal to (x) the deferred Fees otherwise payable to the Director in such fiscal quarter as to which an election to receive share-related deferred compensation has been made, divided by (y) the average Fair Market Value of the Shares over the applicable fiscal quarter.

3.3           If a Director has elected to defer a portion of his Director Shares, then as of the date on which such Director Shares are granted, the Company shall credit such Director’s Share Account with the number of hypothetical Shares equal to the Director Shares deferred pursuant to such election.  A Director shall become vested in or shall forfeit the hypothetical Shares credited to the

Director’s Share Account to the same extent that such Director would have become vested in or forfeited the Director Shares subject to the Deferral Election, had they been issued to the Director, subject to the terms and conditions set forth in the Share Incentive Plan.

3.4           On the date that any dividends are paid with respect to the hypothetical Shares, the Company shall credit the Share Account of each Director who has elected to defer Fees or Director Shares with the number of hypothetical Shares equivalent to (x) the product of (a) the amount of any dividend paid, multiplied by (b) the number of hypothetical Shares represented in the relevant Director’s Share Account, divided by (y) the Fair Market Value on the dividend payment date.

3.5           If adjustments are made to the authorized or issued share capital of the Company as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment shall also be made in the number of hypothetical Shares credited to the Directors’ Share Account.

3.6           The value of such Shares shall be computed to two decimal places.

3.7           This Plan is intended to be a non-qualified, unfunded deferred compensation arrangement.  Nothing contained herein shall be deemed to give a Director, a Director’s beneficiary or any other Person any interest in the assets of the Company or create any kind of fiduciary relationship between the Company and any such Person.  Notwithstanding the foregoing, following the effective date of the Plan, the Company may, in its discretion, establish a “rabbi trust” or any other arrangement it wishes in order to provide for the payment of obligations arising under the Plan, so long as it does not constitute funding for purposes of the Employee Retirement Income Security Act of 1974, as amended, or the Code.  To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

ARTICLE IV

PAYMENT OF DEFERRED COMPENSATION

4.1           Amounts contained in a Director’s Share Account shall be distributed beginning upon the earlier to occur of the (i) first day of the Year following any removal or separation from the Board; and (ii) date that a Director designates on the Election Form as the date of distribution, which in the case of Director Shares deferred under the Plan, may not be earlier than the scheduled vesting date of such Director Shares.  The total amounts credited to a Director’s Share Account shall be paid in Shares (equal to the number of hypothetical Shares that have accumulated in the Director’s Share Account pursuant to Article III), unless the Company elects to pay total amounts credited to a Director’s Share Account in cash.  If the Company elects to make the payment in cash, the cash payment will be equal to (x) the number of Shares credited to a Director’s Share Account, multiplied by (y) the Fair Market Value of the Shares on the cash payment date.

4.2           Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of his death.  Any designated beneficiary shall receive payments in the same manner as the Director would have received payments if he had lived.  In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director’s Share Account shall be payable in accordance with Section 4.1 to the Director’s or former Director’s estate in full on the first day of the Year following the Year in which he dies.  No designation of beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Secretary or Assistant Secretary of the Company.

ARTICLE V

SHARE AWARDS

5.1           A Director may elect, on or before December 31 of any Year, to irrevocably receive currently in Shares payment of all or a specified part of all Fees earned during the Year following the Year in which such election is made and succeeding Years (until the Director ceases to be a Director or elects (in writing) to change such election).  Any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31, may elect, before the Director’s term begins (but in no event later than thirty (30) days after the date such person first becomes eligible to participate in this Plan), to receive current payment in Shares of all or a specified part of such Fees earned during the remainder of such Year and for succeeding Years.  Any Fees paid currently in Shares pursuant to this Section 5.1 shall be paid to the Director in the manner specified in Section 5.3 hereof.

5.2           The election to participate in the share award portion of the Plan shall be designated on the Election Form.

5.3           The election of a Director to receive all or a portion of his Fees currently in Shares shall continue from Year to Year unless the Director changes such election by written request delivered to the Secretary or Assistant Secretary of the Company by no later than December 31 of the Year prior to the commencement of the Year for which such changed election shall be effective.

5.4           If a Director has elected to receive a portion of his Fees currently in Shares, the Company shall issue to the Director or purchase in the open market on behalf of the Director, on the tenth business day after the Company announces its quarterly results, Shares equal to (x) the Fees otherwise payable to the Director in such fiscal quarter as to which an election to receive Shares currently has been made, divided by (y) the average Fair Market Value of the Shares over the applicable fiscal quarter.

ARTICLE VI

ADMINISTRATION; INTERPRETATION; SHARES
AVAILABLE FOR DISTRIBUTION

6.1           The Committee shall administer and interpret the Plan in its sole discretion, and the Company shall maintain the Plan at its expense.  All decisions made by the Committee with respect to issues hereunder shall be final and binding on all parties.

6.2           Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer assignment or encumbrance.

6.3           The Company may, but shall not be obligated to, reserve Shares, purchase Shares in the open market, and issue Shares for the purpose of providing for the payment of obligations arising under this Plan.

ARTICLE VII

AMENDMENT OF PLAN; GOVERNING LAW; CHANGE IN CONTROL

7.1           The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director’s Share Account.

7.2           This Plan shall be governed by and construed and enforced in accordance with the laws of New York.

7.3           In the event of a Change in Control, all amounts contained in each Director’s Share Account shall be distributed (in a lump sum, cash payment or in Shares, as the Director shall elect on the Election Form) on the date of the Change in Control.  If the Director elects to make the payment in cash, the cash payment will be equal to (x) the number of Shares credited to the Director’s Share Account, multiplied by (y) the Fair Market Value of the Shares on the cash payment date.

7.4           Notwithstanding any other provision of the Plan, this Plan is intended to comply with Section 409A of the Code (“Section 409A”) and shall at all times be interpreted in accordance with such intent such that amounts credited to Directors’ accounts shall not be taxable to Directors until such amounts are paid to Directors in accordance with the terms of the Plan.  In furtherance thereof, no payments may be accelerated under the Plan other than to the extent permitted under Section 409A.  To the extent that any provision of the Plan violates Section 409A such that amounts would be taxable to a Director prior to payment or would otherwise subject a Director to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof.  To the extent that the Company determines that Directors may be given greater flexibility to modify or revoke deferral elections under the Plan in a manner consistent with Section 409A (based on future guidance promulgated by the Internal Revenue Service and the Treasury Department from time to time), the Company may (but shall not be obligated to) amend the Plan to provide for such greater flexibility.

Adopted and effective the 4th day of May, 2007.

APPENDIX A

KKR FINANCIAL HOLDINGS LLC
DIRECTOR ANNUAL RETAINER AND DEFERRAL ELECTION NOTICE

Date

I hereby elect to defer receipt of all or a portion of my Director’s Fees and/or Director Shares (as defined in the KKR Financial Holdings LLC Non-Employee Directors’ Deferred Compensation and Share Award Plan) (the “Plan”), commencing on the date of this election notice and for all succeeding calendar years (“Years”) (unless otherwise changed for subsequent Years as provided for below), in accordance with my elections indicated below.

I elect to have my Director’s Fees (including Committee Fees, if any) deferred as follows (fill in appropriate percentage below):

               % of the aggregate Director’s Fees shall be deferred to my Share Account (as defined in the Plan), to which KKR Financial Holdings LLC (the “Company”) shall credit hypothetical Shares (as defined in the Plan) in the manner set forth in the Plan.

I elect to have my Director Shares deferred as follows (fill in appropriate percentage below):

               % of the Director Shares shall be deferred to my Share Account, to which the Company shall credit hypothetical Shares in the manner set forth in the Plan.

I understand that my election above to defer all or a portion of my Director’s Fees and/or Director Shares shall continue from one Year to the next, unless I change my election in writing by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective.  I also understand that the amount deferred pursuant to this election and any earnings attributable thereto generally shall become payable on the earlier to occur of (i) the first day of January following my separation from the Board or (ii) the date on which I elect to receive payment of my deferred Fees and Director Shares (the “Election Date”) (my Election Date, if any, shall be                                ), and in any event on the date of the occurrence of a Change in Control (as defined in the Plan).

I elect to receive the payments due to me pursuant to the Plan in the event of a Change in Control as follows (check the method desired below):

               in a cash, lump sum payment

               in Shares

The remainder of my Director’s Fees shall not be deferred into hypothetical Shares, and shall be payable to me currently as follows (fill in the appropriate percentage below):

(a)                          % of my Director’s Fees that I have elected not to defer shall be paid to me in arrears directly in cash as they accrue;

(b)                          % of my Director’s Fees that I have elected not to defer shall be paid to me in arrears directly in Shares as they accrue, in accordance with the Plan.

I understand that (i) to the extent I make no election to defer Director’s Fees under this election notice or do not designate the manner in which any portion of my Director’s Fees that I elect to receive currently shall be payable to me, I will receive such portion(s) of my Director’s Fees in cash; (ii) to the extent I make no election under this election notice to defer Director Shares, I will receive such Director Shares as they become vested; (iii) all elections I have made above with respect to my Fees or Director Shares applicable to a particular Year may not be amended or revoked with respect to such Year, but may be amended for subsequent Years to the extent I change my election by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective, and (iv) if I amend my existing election to defer Fees in order to receive Fees in cash and/or in Shares following each fiscal quarter or I amend my existing election to defer Director Shares in order to receive Director Shares at the time of vesting, I may not subsequently re-elect to defer payment of Fees for at least one Year.

In the event of my death prior to receipt of all or any balance of my Share Account and dividends, if any, thereon so accumulated, I designate                                     as my beneficiary to receive Shares (or, if applicable, the funds) payable.

Acknowledged and Agreed this    day of                    , 200  .

Director

APPENDIX B

KKR FINANCIAL HOLDINGS LLC
DIRECTOR 2007 DIRECTOR SHARES DEFERRAL ELECTION

Date

I hereby elect to defer receipt of all or a portion of my Director Shares (as defined in the KKR Financial Holdings LLC Non-Employee Directors’ Deferred Compensation and Share Award Plan) (the “Plan”), effective for Director Shares granted in 2007, after the date of this election, and for all succeeding calendar years (“Years”) (unless otherwise changed for subsequent Years as provided for below), in accordance with my elections indicated below.

I elect to have my Director Shares deferred as follows (fill in appropriate percentage below):

               % of the Director Shares shall be deferred to my Share Account, to which the Company shall credit hypothetical Shares in the manner set forth in the Plan.

I understand that my election above to defer all or a portion of my Director Shares shall continue from one Year to the next, unless I change my election in writing by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective.  I also understand that the amount deferred pursuant to this election and any earnings attributable thereto generally shall become payable on the earlier to occur of (i) the first day of January following my separation from the Board or (ii) the date on which I elect to receive payment of my deferred Fees and Director Shares (the “Election Date”) (my Election Date, if any, shall be                                ), and in any event on the date of the occurrence of a Change in Control (as defined in the Plan).

I elect to receive the payments due to me pursuant to the Plan in the event of a Change in Control as follows (check the method desired below):

               in a cash, lump sum payment

               in Shares

I understand that (i) to the extent I make no election under this election notice to defer Director Shares, I will receive such Director Shares as they become vested; (ii) the election I have made above with respect to my Director Shares applicable to a particular Year may not be amended or revoked with respect to such Year, but may be amended for subsequent Years to the extent I change my election by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective, and (iii) if I amend my existing election to defer Director Shares in order to receive Director Shares at the time of vesting, I may not subsequently re-elect to defer payment of Fees for at least one Year.

In the event of my death prior to receipt of all or any balance of my Share Account and dividends, if any, thereon so accumulated, I designate                                              as my beneficiary to receive Shares (or, if applicable, the funds) payable.

Acknowledged and Agreed this     day of                   , 2007.

Director